EXHIBIT 10.2

GEOMET, INC.

2005 STOCK OPTION PLAN

Section 1. Purpose. The purpose of this 2005 Stock Option Plan (the “Plan”) is to promote the interests of GeoMet, Inc., a Delaware corporation formerly known as GeoMet Resources, Inc. (the “Company”), and the interests of the Company’s shareholders by attracting and retaining Employees, Non-Employee Directors and Consultants, and giving such persons the opportunity to purchase Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such Employees, Non-Employee Directors and Consultants, and to encourage them to devote their best efforts to the business and financial success of the Company and its Affiliates.

Section 2.    Definitions. As used herein the following terms have the following meanings:

    (a)    “Affiliate” means any parent or subsidiary corporation of the Company within the meaning of Section 424(e) and (f) of the Code.

    (b)    “Board” means the Board of Directors of the Company.

    (c)    “Code” means the Internal Revenue Code of 1986, as amended.

    (d)    “Committee” shall mean the Committee of the Board referred to in Section 19 hereof.

    (e)    “Common Stock” means the Common Stock, $0.001 par value, of the Company.

    (f)    “Consultant” means any consultant or advisor of the Company or an Affiliate who is not an Employee or Non-Employee Director, provided that bona fide services are rendered by the consultant or advisor and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

    (g)    “Employee” means any regular salaried officer or employee of the Company or an Affiliate.

    (h)    “Fair Market Value” means either (i) the closing sales price per share of Common Stock on the date of the grant of the Option, or, if no sales of shares of Common Stock shall have been made on such date, on the next succeeding business day on which shares of Common Stock are sold, on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading, or if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotation National Market (the “NASDAQ National Market”), or, if the shares of Common Stock are not quoted on the NASDAQ National Market, the average of the highest reported “bid” and the lowest reported “asked” prices per share of such Common Stock on the date in question, as furnished by the National Association of Securities Dealers, Inc., or (ii) if the Common Stock is not reported or quoted by any such organization, as determined in good faith by the Committee, after taking all relevant facts into consideration.

    (i)    “Non-Employee Director” means an individual duly elected or chosen as a director of the Company or an Affiliate who is not also an Employee or officer of the Company or an Affiliate.

    (j)    “Option” means an option granted to an Employee, Non-Employee Director or Consultant pursuant to the Plan that is (a) a “nonqualified stock option” as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto and that shall not constitute nor be treated as an incentive stock option (as defined in Section 422(b) of the Code) or (b) an incentive stock option (as defined in Section 422(b) of the Code); provided, however, that incentive stock options (as defined in Section 422(b) of the Code) shall only be granted to Employees.

    (k)    “Option Agreement” means a written agreement between the Company and an Employee, Non-Employee Director or Consultant that sets forth the terms, conditions, restrictions and/or limitations applicable to an Option granted under the Plan.

    (l)    “Optionee” means an Employee, Non-Employee Director or Consultant who has been granted an Option under the Plan.

Section 3.    Number of Shares. The total number of shares of Common Stock for which Options may be granted by the Company from time to time under the Plan shall not exceed in the aggregate three hundred (300,000) shares of the authorized Common Stock, subject to adjustment as provided in Section 10 below. Such shares may be in whole or part, as the Committee shall from time to time determine, authorized but unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company. If any Option granted under the Plan expires or terminates for any reason without having been exercised in full, or is reduced as to the number of shares covered thereby, the unpurchased shares subject thereto, or the shares by which such Option is reduced, shall again be available for purposes of the Plan.

Section 4.    Administration of the Plan. The following provisions shall apply to the administration of the Plan by the Committee:

    (a)    The Plan shall be administered by the Committee. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (i) interpret the Plan and the Options granted hereunder; (ii) determine eligibility for participation in the Plan; (iii) decide all questions concerning eligibility for, and the number of, Options issuable under the Plan; (iv) construe any ambiguous provision of the Plan or any Option Agreement; (v) prescribe the form of the

Option Agreements embodying Options granted under the Plan (which need not be identical); (vi) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement; (vii) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper; (viii) make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper; (ix) determine whether Options should be granted singly, in combination or in tandem; (x) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (xi) accelerate the exercise, vesting or payment of an Option when such action or actions would be in the best interests of the Company; (xii) grant Options in replacement of Options previously granted under the Plan or any other employee benefit plan of the Company; and (xiii) take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

    (b)    Neither the members of the Board nor the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Options granted under it, and members of the Board or the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys’ fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the fullest extent permitted by law.

Section 5.    Grant of Options. At any time and from time to time during the duration of the Plan and subject to the express provisions thereof, Options may be granted by the Committee to any Employee, Non-Employee Director or Consultant for such number of shares of Common Stock as the Committee in its discretion shall deem to be in the best interest of the Company and which will serve to further the purposes of the Plan. The Committee, in its discretion, shall designate whether any Option so granted shall be either (i) a nonqualified stock option or (ii) an incentive stock option intended to qualify under Section 422 of the Code; provided, however, that in no case shall an Option granted to a Non-Employee Director or a Consultant be designated as an incentive stock option under Section 422 of the Code.

Section 6.    Option Price. The purchase price per share of Common Stock for each option shall be determined by the Committee but in no event shall be less than 100% of the Fair Market Value per share of Common Stock at the time the Option is granted; provided, however, that the purchase price per share of Common Stock for any incentive stock option granted to an Optionee who, at the time such incentive stock option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate shall be at least 110% of the Fair Market Value per share of Common Stock at the date of grant. Upon exercise of an Option, the purchase price shall be paid in full either: 1) in cash, 2) with the consent of the Committee, by the execution of a promissory note and/or a combination of cash and execution of a promissory note or 3) with the consent of the Committee and if and to the extent provided for under the Option Agreement for such Option, in cash and/or by delivery of shares of Common Stock already owned by the Optionee having an aggregate Fair Market Value (determined as of the date of exercise) equal to the purchase price. The proceeds of such sale shall constitute general funds of the Company. Upon exercise of an Option, the Optionee will be required to pay to the Company the amount of any federal, state or local taxes required by law to be withheld in connection with such exercise, and no certificates representing shares of Common Stock shall be delivered to the Optionee until such tax is paid by the Optionee.

Section 7.    Option Period and Terms of Exercise of Options. Except as otherwise provided for herein, each Option granted under the Plan shall be exercisable during such period commencing on or after the date of the grant of such Option as the Committee shall determine and specify in the related Option Agreement. In the event that the Option Agreement does not set forth the exercise period of the Option, the otherwise unexpired portion of any Option shall expire and become null and void no later than upon the first to occur of (i) the expiration of 10 years from the date such Option was granted, (ii) the expiration of three months from the date of the termination of the Optionee’s employment or consulting or director services, as applicable, with the Company or an Affiliate for any reason other than death or disability, or (iii) the expiration of one year (in the case of an incentive stock option) or two years (in the case of a nonqualified stock option) from the date of termination of the Optionee’s employment or consulting or director services, as applicable, with the Company or an Affiliate by reason of death or disability. Anything herein to the contrary notwithstanding, the otherwise unexpired portion of any Option granted hereunder shall expire and become null and void immediately upon the termination of Optionee’s employment or consulting or director services with the Company or an Affiliate by reason of such Optionee’s fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate, as determined by the Board in its sole discretion, or for “cause” as defined in any employment, consulting or similar agreement that may exist between Optionee and the Company or an Affiliate, as determined by the Board in its sole discretion. Any incentive stock option granted to an Optionee who, at the time such incentive stock option is granted, owns stock possessing more than l0% of the total combined voting power of all classes of stock of the Company or any Affiliate shall not be exercisable after the expiration of five years from the date of its grant. Under the provisions of any Option Agreement evidencing an Option, the Committee may limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable and may impose such other terms and conditions upon the exercise of an Option and the shares of Common Stock to be purchased as are not inconsistent with the terms of this Plan; provided, however, that the Committee, in its discretion, may accelerate the exercise date of any Option to any date following the date of grant.

Section 8.    Nontransferability of Options. An Option granted under the Plan shall be transferable by the Optionee only by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee, or if the Optionee is legally incompetent, by the Optionee’s legal representative. No person or entity shall be entitled to vote, receive dividends, or be deemed for any purpose the holder of any shares of Common Stock until the Options granted with respect to such shares shall have been exercised in accordance with the provisions of the Plan.

Section 9.     Termination.

    (a)    Termination of Employment. Transfers of employment by an Employee between the Company and any of its Affiliates shall not be considered to be a termination of employment for the purposes of this Plan. Nothing in the Plan or in any Option Agreement evidencing an Option granted under the Plan shall confer upon any Optionee any right to continue in the employ of the Company or any Affiliate or in any way interfere with the right of the Company or any Affiliate to terminate the employment of the Optionee at any time, with or without cause.

    (b)    Termination of Consulting Services. Transfers of consulting services by a Consultant between the Company or any of its Affiliates shall not be considered to be a termination of consulting services for the purposes of this Plan. Nothing in the Plan or in any Option Agreement evidencing an Option granted under the Plan to a Consultant shall confer upon any Consultant any right to continue as a Consultant of the Company, or any Affiliate or in any way interfere with the right of the Company or any Affiliate to terminate the services of the Consultant at any time, with or without cause.

    (c)    Termination of Membership on the Board. Nothing in the Plan or in any Option Agreement evidencing an Option granted under the Plan to a Non-Employee Director shall confer upon any Non-Employee Director any right to continue as a Non-Employee Director of the Company or any Affiliate.

Section 10.    Adjustments Upon Changes in Common Stock. In the event that, after the adoption of the Plan by the Board, the outstanding shares of the Company’s Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or increase because of any dividends paid in Common Stock, the Committee shall appropriately adjust (i) the number of shares of Common Stock (and the exercise price per share) subject to any unexercised Options, and (ii) the number of shares of Common Stock for which Options may be granted under the Plan, as set forth in Section 3 hereof, and such adjustments shall be effective and binding for all purposes of the Plan.

Section 11.    Amendment and Termination of the Plan. Subject to the right of the Board to terminate the Plan prior thereto, the Plan shall terminate at the expiration of 10 years from the date of adoption of the Plan by the Board. No Options may be granted after termination of the Plan. The Board may alter or amend the Plan but may not, without the approval of the shareholders of the Company having a majority of the general voting power, make any alteration or amendment thereof which operates (i) to increase the total number of shares of Common Stock as to which Options may be granted under the Plan (other than as provided in Section 10 hereof), (ii) to extend the term of the Plan or the exercise period beyond the 10 year maximum provided in Section 7 hereof, (iii) to decrease the minimum purchase price provided in Section 6 hereof (other than as provided in Section 10 hereof) or (iv) to make any other change requiring shareholder approval under any applicable rule, regulation, or procedure of any national securities exchange or securities association upon which any securities of the Company are listed. No termination or amendment of the Plan shall adversely affect the rights of an Optionee under an outstanding Option, except with the consent of such Optionee.

Section 12.    Modification of Options. Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan (including the conversion of an incentive stock option qualified under Section 422 of the Code to a nonqualified stock option), or accept the surrender of Options outstanding hereunder (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted to such Optionee, except as may be necessary, with respect to incentive stock options, to satisfy the requirements of Section 422(b) of the Code.

Section 13.    Corporate Changes. Upon (a) the dissolution or liquidation of the Company; (b) the sale of all or substantially all the assets of the Company; (c) the occurrence of a Change in Control (as defined below); or (d) upon the closing of the first underwritten public offering of the Common Stock of the Company that is pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of any Common Stock to the public for the Company’s account, subject to the terms of any applicable option agreement, the Board serving prior to the date of the applicable event shall accelerate the exercise dates of all outstanding Options, and may, in its discretion, without obtaining stockholder approval, pay cash to any or all Optionees in exchange for the cancellation of their outstanding Options.

A “Change in Control” shall be deemed to have occurred for purposes of this Section 13 if (a) individuals who were directors of the Company immediately prior to a Control Transaction (as defined below) shall cease, within one year of such Control Transaction, to constitute a majority of the Board of Directors of any successor to the Company or to a company which has acquired all or substantially all its assets or (b) any entity, person or group (other than a beneficial owner of Common Stock on the date this Plan is adopted) acquires shares of the Company in a transaction or series of transactions that result in such entity, person or group directly or indirectly owning beneficially 50% or more of the outstanding shares of Common Stock. As used in this Section 13, the term “Control Transaction” shall mean (a) any tender offer for or acquisition of capital stock of the Company, (b) any reorganization, merger, consolidation or sale of all or substantially all the assets of the Company, (c) any contested election of directors of the Company or (d) any combination of the foregoing that results in a change in voting power sufficient to elect a majority of the Board. The Board’s determination as to what adjustments shall be made under this Section 13 and the extent of such adjustments shall be final, binding and conclusive.

Section 14.    Legal Restrictions. Nothing herein, in any Option Agreement entered into hereunder, or in any Options granted hereunder, shall require the Company to sell or issue any Common Stock pursuant to an Option if such sale or issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, or any applicable state “blue sky” law, in any case as then in effect.

Section 15.    Investment Letter and Legend. At the time of any grant or exercise of any Options, or sale or issuance of Common Stock pursuant thereto, the Company may, as a condition precedent to the grant or exercise of such Option or the sale or issuance of such Common Stock, require from the holder of such Option (or in the event of his death, his representatives, legatees, or distributees) such written representations, if any, concerning his (or the transferee’s) status as a sophisticated and/or “accredited” investor under applicable federal and state securities laws and his (or the transferee’s) intentions with regard to the retention or disposition of the Options or the Common Stock being acquired pursuant to such Options, and such written covenants and agreements, if any, as to the manner of acquisition of such Option and/or the disposal of such Common Stock as, in the opinion of counsel to the Company, may be necessary to ensure that any acquisition or disposition by such holder (or in the event of his death, his legal representatives, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, or any other applicable federal or state statute, rule, or regulation, as then in effect. Certificates for Common Stock, when issued, shall have appropriate legends, or statements of other applicable restrictions, endorsed thereon, and may or may not be immediately transferable.

Section 16.    Restrictions on Transfer of Shares. The Common Stock acquired pursuant to the exercise of Options shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances or other transfer as are in effect among the shareholders of the Company at the time such Common Stock is acquired, as well as to such other restrictions as the Board shall deem advisable. The Company may require as a condition to the exercise of any Option that the holder thereof enter into any stockholders’ agreement then in effect among the stockholders of the Company.

Section 17.    Gender. Words of any gender used in the Plan shall be construed to include any other gender, unless the context requires otherwise.

Section 18.    Governing Law. All questions arising with respect to the provisions of the Plan or any agreement entered into hereunder or any Option shall be determined by application of the internal laws of the State of Delaware (without regard to principles of conflicts of law), except to the extent Delaware law is preempted by federal law.

Section 19.    The Committee. The Plan shall be administered by the Compensation Committee appointed by the Board; provided that at least one member of the Compensation Committee must be one of the three directors designated by the New Stockholders (as such term is defined in the Stockholders Agreement to be dated as of April 15, 2005 by and among the Company and its stockholders). All actions taken by the Committee must be by either (i) the affirmative vote of a majority of the total number of members at a meeting of the Committee at which a quorum is present or (ii) the unanimous written consent of all members of the Committee.

Section 20.    Government and Stock Exchange Regulations. The Plan, and the granting and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable governmental laws, rules and regulations, and to such approvals by any governmental agencies as may then be required, and shall also be subject to all applicable rules and regulations of any stock exchange upon which the Common

Stock of the Company may then be listed. The Committee is expressly authorized to impose such restrictions and limitations as it may deem advisable upon the exercise of Options in order to satisfy any such regulatory requirements.

Section 21.    Effective Date of the Plan. The Plan shall become effective, as of the date of its adoption by the Board, when it has been duly approved by the holders of at least a majority of the shares of Common Stock present or represented and entitled to vote at a meeting of the shareholders of the Company duly held in accordance with applicable law within twelve months after the date of adoption of the Plan by the Board. If the Plan is not so approved, the Plan shall terminate and any Option granted hereunder shall be null and void.

IN WITNESS WHEREOF, this 2005 Stock Option Plan is executed as of the 15th day of April, 2005.

GEOMET, INC.

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